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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2002

ebix.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-15946 (Commission File Number)	77-0021975 (IRS Employer Identification No.)
1900 E. Golf Road, Suite 1050 Schaumburg, Illinois 60173 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 789-3047

Item 5.    Other Events.

        On September 30, 2002, ebix.com, Inc. ("ebix") issued a press release (the "Release") announcing that, at the start of trading on October 1, 2002, its common stock will trade on a 1-for-8 reverse split basis and that, as a result, its common stock will trade for 20 trading days under the ticker symbol "EBIXD." In the Release, ebix also (a) reiterated that it received a NASDAQ Staff Determination on August 20, 2002, indicating that its common stock fails to comply with the $1 per share minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4), and that its common stock is, therefore, subject to delisting from the NASDAQ SmallCap Market, and (b) announced that a NASDAQ Listing Qualifications Panel is scheduled to hear ebix's appeal of the Staff Determination on Thursday, October 3, 2002. The Release is included as Exhibit 99.1 hereto, and the information set forth in the Release is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

99.1
Press Release of ebix.com, Inc., dated September 30, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2002
ebix.com, Inc.
	By:	/s/ RICHARD J. BAUM Richard J. Baum Executive Vice President—Finance and Administration, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of ebix.com, Inc., dated September 30, 2002.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index